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MEMO
TO:               Roni Jacobson, Jonathan Stern, Sushant Mohanty, David Saias,
                  Monica Hodges, Stuart Horowitz
FROM:             David Moore
DATE:             July 13, 2005
RE:               2005 COMPANY GOALS AND BONUS PROGRAM

I am pleased to report we have worked to develop a bonus program for you that reflects the goals of the business and provides an opportunity for all participants to have a direct impact on their bonus potential. This memorandum will share the plan with you together with the details of the one-time 3rd quarter payout so that we are all clear on the goals we have for the remainder of this year, both as a company and as individuals.

THE 2005 BONUS PROGRAM
----------------------

Bonus Targets are 60% of base salary.

The 2005 Bonus Program combines Company Financial Goals and Individual Personal
Goals. Company Financial Goals will comprise 75% of the total bonus this year for each team member and Individual Goals will comprise 25% of the total bonus potential this year for each team member. This distribution emphasizes the importance of each individual's contributions toward the company goals as well as the importance of the company achieving its goals and ultimately enabling the payment of the aggregated bonuses.

Company Financial Goals:
   o     Company Financial Goals will be weighted as 75% of the total bonus opportunity for each individual.
   o     There are certain thresholds which must be met with regard to all bonus potential attributed to Company Financial Goals.
                o     A threshold requirement for any payment of that portion of the 2005 Bonus Program attributed to company goals will be remediation of the identified material control weaknesses.
                o     In addition, if any of the three target which comprise the company goals is not achieved, then no payment will be
                      made on that goal.

Individual goals:

   o     Individual Goals will be weighted as 25% of the total bonus opportunity.

THE ONE-TIME 3RD QUARTER PAYMENT AGAINST THE 2005 BONUS PROGRAM:
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In recognition of the efforts of the team to date, and to keep you focused and retain you during this period of transition, a one-time payment may be made at the end of the third quarter, on or before October 15, 2005. This one-time payment will be a maximum of 25% of an individual's total annual bonus opportunity for 2005. The performance measurement for the Q3 payout will be based solely on the company's progress against our company targets above (75%
weighting) and the remediation of at least four out of five of the Material
Control Weaknesses (MCW) that are scheduled to be completed by the end of Q3
(25% weighting).

Following are Guidelines and Rules for the 2005 Bonus Program:
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  o     Team Members must be actively on payroll at the time of bonus payout.
  o     Annual bonus payments will be made in on or before March 15, 2006.
  o     Percentage achievement of Individual Goals will be reviewed, assessed and determined by your manager.
  o     Bonus targets will be pro-rated if there is a change in position level during the year.
  o     Bonus targets will be pro-rated if there is a change in salary during the year.
  o     Only those employed as of July 12, 2005 will be eligible under the 2005
        Bonus Program.
  o     To qualify for a bonus, team members must have three to five individual objectives written on a target setting form and submitted to HR.
  o     If you are absent from work due to leave of absence, you will remain in the plan, although your bonus opportunity will be pro-rated based upon the amount of time you worked during the year.
  o     If something significant happens which means you need to review, and perhaps change your objectives, you must discuss this with your
        Manager. If you both decide to change your objectives, you should complete and submit a new target setting form to HR, making a note of the reason for the change.
  o     The 2005 Bonus Program is discretionary. If your performance falls below the standards we expect from you, your bonus eligibility may be reduced or withdrawn. The Company has full discretion to make the final decision as to what will be paid under this program.

I look forward to working with all of you to achieve our goals in 2005. Thank you for your support and continued commitment to Register and let's have a successful 2005!